Exhibit 10.6
PREFORMED LINE PRODUCTS COMPANY
2025 INCENTIVE PLAN
Section 1.Purpose; Definitions
The purpose of this Plan is to give the Company and its Subsidiaries a competitive advantage in attracting, retaining and motivating officers, employees, directors, and consultants and to incentivize those individuals to increase shareholder value through incentives directly linked to the Company’s performance. Certain capitalized terms are defined in the first section in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:
“Applicable Exchange” means The Nasdaq Stock Market or such securities exchange as at the applicable time is the principal market for the Common Stock.
“Award” means an Option, Restricted Stock, RSU, Stock Appreciation Right, or other Stock Award, granted pursuant to the terms of this Plan.
“Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.
“Board” means the Board of Directors of the Company.
“Cause” means, unless otherwise provided in an Award Agreement, (i) conviction of the Participant for committing a felony under federal law or the law of the state in which such action (or failure to act) occurred, (ii) dishonesty in the course of fulfilling the Participant’s Company (and Company-related) employment duties, (iii) failure on the part of the Participant to perform such Participant’s Company (and Company-related) duties in any material respect, (iv) a material violation by the Participant of the Company’s ethics and compliance program.
“Change in Control” has the meaning set forth in Section 7(b).
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the United States Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section.
“Commission” means the Securities and Exchange Commission, or any successor agency.
“Committee” has the meaning set forth in Section 2(a).
“Common Stock” means common share, par value $2 per share, of the Company.
“Company” means Preformed Line Products Company, an Ohio corporation, and any other entity that succeeds to that company’s rights and obligations hereunder, whether by law or by contract.
“Consultant” means an individual providing personal services to the Company or any one or more of its Subsidiaries (or all of them) while classified for federal tax purposes as an independent contractor, so long as such individual (i) provides bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the Commission for registration of securities on Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
“Conversion Awards” has the meaning set forth in Section 3(c)(iii).

Exhibit 10.6
“Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his usual and customary duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and likely to be continuous in nature. The Committee may require such medical or other evidence as it deems necessary to determine the nature and permanency of the Participant’s condition. Notwithstanding the standard described in the preceding two sentences, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code when used with respect to an Incentive Stock Option and, if and to the extent required to avoid adverse taxation under Section 409A of the Code, “disability” within the meaning of Section 409A of the Code.
“Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company and its Subsidiary.
“Eligible Individual” means an individual who is either a director, officer or employee of the Company or any of its Subsidiaries, or a Consultant, and shall specifically include any individual who has accepted an offer of employment from the Company or any one of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
“Fair Market Value” means, unless otherwise specified by the Committee in an Award Agreement, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by application of a reasonable valuation method by the Committee. Without limiting the generality of the preceding two sentences, where necessary to ensure that a given Award is exempt from and not subject to the provisions of Section 409A of the Code, “Fair Market Value” shall be determined in a manner consistent with the definition of “fair market value” found in Section 409A of the Code and related regulations; and where necessary to ensure that a given Award consisting in whole or in part of Incentive Stock Options satisfies the criteria for granting such Options, “Fair Market Value” shall be determined in a manner consistent with the definition of “fair market value” found in Sections 422 and 424 of the Code and related regulations.
“Grant Date” means the date on which the Board or Committee, or the Committee’s delegate as permitted hereby, adopts a resolution, or takes other appropriate and definitive action, expressly granting a given Award to a Participant that specifies the key terms and conditions of such Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.
“Nonqualified Option” means any Option that is not an Incentive Stock Option.
“Option” means an Award granted under Section 5.
“Outside Director” means an individual who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” or the like under the Applicable Exchange’s rules (or, in each case, any successor terms or definitions).
“Participant” means an Eligible Individual to whom an Award is or has been granted, but only while such Award remains in effect and has not expired, lapsed, or otherwise been terminated; where the context requires, “Participant” shall be deemed to include such Eligible Individual’s guardian, legal representative or permissible transferee.

Exhibit 10.6
“Performance Goals” means any performance goals established by the Committee in connection with the grant of Awards. As determined by the Committee, Performance Goals may be based on the attainment of specified levels of one or more of the following measures: overall sales growth; market share; return on net assets; economic value added; shareholder value added; expense ratio; revenues; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income; pre- or after-tax income; net income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; operating margin or profit margin; pre- or after-tax return on equity; pre- or after-tax return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; stock price appreciation; total shareholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; stock price; and core non-interest income, or change in working capital with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies.
“Plan” means this Preformed Line Products Company 2025 Incentive Plan, as set forth herein and as may be amended from time to time hereafter.
“Prior Plan” means the Preformed Line Products Company 2016 Incentive Plan.
“Restricted Stock” means an Award of restricted Shares granted under Section 6.
“Retirement” means the Participant’s Termination of Employment, under circumstances that the Committee determines, in its sole discretion, are consistent with a retirement, after the earlier of: (i) attainment of age 65; or (ii) attainment of age 50 with at least 15 years of continuous service as an employee of the Company or any one or more Subsidiaries.
“RSU” means an Award granted under Section 6 that is an unsecured and unfunded promise to deliver a Share in the future subject to the terms and conditions specified in the Award Agreement.
“Share” means a share of Common Stock.
“Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares granted under Section 6.
“Stock Award” means any Award that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock or the price thereof (including, subject to the limitations set forth in Section 6, grants of unrestricted Common Stock), and that is granted under Section 6.
“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company; provided, however, that where “Subsidiary” is used with respect to Incentive Stock Options, the term shall be limited to a subsidiary corporation within the meaning of Section 424(f) of the Code.
“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Subsidiaries. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company terminates but such Participant continues to provide material services to the Company or one or more of its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and such

Exhibit 10.6
Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary. Temporary, short -term absences from the workplace because of illness or vacation, leaves of absence which are approved by the Committee and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment.
Section 2.Administration
(a)Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time designate (the “Committee”); the Committee in any event shall be composed of not fewer than two Outside Directors and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the discretionary authority:
(i)to select the Eligible Individuals to whom Awards may from time to time be granted;
(ii)to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Restricted Stock, RSUs, Stock Appreciation Rights, and other Stock Awards, or any combination thereof, are to be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v)subject to Section 9, to modify, amend, or adjust the terms and conditions of any Award;
(vi)to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable;
(vii)to interpret the terms and provisions of the Plan, Awards, and any related documents;
(viii)to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
(ix)to decide all other matters that must be determined in connection with an Award; and
(x)to otherwise administer the Plan.
(b)Procedures.
(i)The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, and subject to Section 8(a), allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(ii)Any authority granted to the Committee not required to be exercised exclusively by the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)Discretion of Committee. Any determination made by the Committee, or by an appropriately designated member or officer pursuant to delegated authority under the provisions of the Plan, with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately designated member or officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.
(d)Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award.

Exhibit 10.6
Section 3.Common Stock Subject to Plan
(a)Plan Maximums. The maximum number of Shares subject to Awards of any type under the Plan shall be 618,859, which is equal to the number of Shares available for future grants as of March 14, 2025 under the Prior Plan, assuming that all outstanding Awards as of that date under the Prior Plan are satisfied at the maximum target, plus 300,000 newly approved Shares. The maximum number of Shares subject to Incentive Stock Options shall be 100,000 Shares. Shares subject to an Award under the Plan may be treasury or authorized and unissued Shares. If any Awards or portions thereof are settled, cancelled, forfeited, or expire without the issuance of Shares, the Shares underlying such Awards or portions thereof, to the extent of such settlement, cancellation, forfeiture, or expiration, shall not count against the foregoing limits and shall be again available for issuance under the Plan. Shares tendered to, or withheld by, the Company in payment of the exercise price of an Option or in satisfaction of tax withholding obligations in connection with any type of Award shall not be considered to have been issued and thus shall be available for future issuance under the Plan. After the Effective Date (as defined in Section 9(a)) Shares that are subject to issuance pursuant to any awards previously granted under the Prior Plan that are settled, cancelled, forfeited, or expire without the issuance of Shares shall be added to the Shares available for issuance pursuant to future grants of Awards under the Plan. Conversion Awards shall not count against the foregoing limits, provided that the settlement, cancellation, forfeiture, or expiration of any Conversion Awards without the issuance of Shares shall not result in the underlying Shares becoming available for grant under the Plan.
(b)Individual Limits. No Participant may be granted Options (whether Incentive Stock Options or Nonqualified Options) or Stock Appreciation Rights covering in excess of 25,000 Shares in the aggregate during any calendar year or other 12-month period, and no Participant may be granted Awards of Restricted Stock, RSUs, or other Stock Awards that are not Stock Appreciation Rights covering in excess of 25,000 Shares in the aggregate during any calendar year or other 12-month period, regardless in each case of whether such Awards are thereafter canceled, forfeited, or terminated.
(c)Corporate Transactions; Capitalization Changes; Conversion Awards.
(i)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), regardless of whether or not such Corporate Transaction constitutes a Change in Control, the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of any Corporate Transaction, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value, if any, of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid and, if there is no excess, such Options may be cancelled without consideration); (B) the substitution of other property (including, without limitation, cash or other securities of the Company or securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
(ii)In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, extraordinary dividend of cash or other property, or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.
(iii)In the event the Company acquires any entity or business, the Committee may grant conversion or substitution awards under the Plan to holders of awards granted under the acquired entity or business’s

Exhibit 10.6
equity compensation plan to the extent permitted under the listing standards of any Applicable Exchange (“Conversion Awards”).
(d)Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, any substitutions or adjustments made pursuant to Section 3(c) shall be made: (i) in compliance with, or in a manner consistent with exemption from, Section 409A of the Code; and (ii) with respect to Options, in a manner consistent with the relevant rules under Section 424 of the Code.
Section 4. Eligibility
Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries.
Section 5.Options
(a)Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate if an Option is intended to be an Incentive Stock Option.
(b)Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the applicable Award Agreement and shall not be less than the Fair Market Value of a Share on the applicable Grant Date (other than in the case of a Conversion Award). In no event may any Option granted under this Plan be amended, other than pursuant to Section 3(c) and (d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders.
(c)Term. The Term of each Option shall be fixed by the Committee but shall not exceed ten (10) years from the applicable Grant Date.
(d)Vesting and Exercisability. Except as otherwise provided herein, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that in no event shall the vesting schedule of an Option provide that such Option shall fully vest prior to the first (1st) anniversary of the applicable Grant Date (other than, to the extent provided in the Award Agreement, in the case of death, Disability, Retirement, or Change in Control).
(e)Method of Exercise. Subject to the provisions of this Section 5, Options may be exercised, in whole or in part, at any time during the applicable Term when the Options are vested and exercisable, by giving written notice of exercise to the Company, specifying the number of Shares as to which the Option is being exercised, and complying with such other procedures as the Committee may establish. Such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument or method as the Company may accept. If approved by the Committee, payment of the exercise price, in full or in part, may also be made as follows:
(i)Payment may be made in the form of previously acquired unrestricted Shares that have been held for longer than six (6) months (by delivery of such Shares or by attestation, with their value based on the Fair Market Value of the Common Stock on the date the Option is exercised).
(ii)Payment may be made pursuant a broker-assisted sale and remittance program acceptable to the Committee and in compliance with applicable law.
(iii)Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the Option is exercised) equal to: (A) the exercise price, multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.
(f)Delivery. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld, to the extent necessary.

Exhibit 10.6
(g)Nontransferability of Options. No Option shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option, if and to the extent expressly permitted by the Committee, pursuant to a transfer to such Participant’s “family member” as defined in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Subject to the terms of the Plan, any Option shall be exercisable only by the applicable Participant or his or her guardian or legal representative, or any person to whom such Option is permissibly transferred pursuant to this Section 5(g);
(h)Termination of Employment. A Participant’s unvested Options shall be forfeited in their entirety upon his or her Termination of Employment, unless accelerated in connection with such Termination of Employment as provided in the Award Agreement or as determined by the Committee. With respect to vested Options:
(i)Upon a Participant’s Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Option held by the Participant that was vested and exercisable immediately before the Termination of Employment shall be exercisable until the earlier of (A) three (3) months following such Termination of Employment, or (B) the last day of the Term thereof;
(ii)Upon a Participant’s death, any Option held by the Participant that was vested and exercisable immediately prior to such Participant’s death shall be exercisable until the earlier of (A) the first (1st) anniversary of the date of death, or (B) the last day of the Term thereof;
(iii)Upon a Participant’s Termination of Employment by reason of Disability, any Option held by the Participant that was vested and exercisable immediately before the Termination of Employment shall be exercisable until the earlier of (A) the first (1st) anniversary of such date of Disability, or (B) the last day of the Term thereof;
(iv)Upon a Participant’s Termination of Employment due to Retirement, any Incentive Stock Option held by the Participant that was vested and exercisable immediately before the Termination of Employment shall be exercisable until the earlier of (A) three (3) months following such Termination of Employment and (B) the last day of the Term thereof, and any Nonqualified Option held by such Participant that was vested and exercisable immediately before the Termination of Employment shall be exercisable until the earlier of (A) the fifth (5th) anniversary of such Termination of Employment, or (B) the last day of the Term thereof; and
(v)Upon a Participant’s Termination of Employment for Cause, any Options held by the Participant at the time of Termination of Employment, whether vested or not, shall be forfeited in their entirety.
Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to establish different rules concerning the consequences of a Termination of Employment in an applicable Award Agreement.
(i)Special Rules for Incentive Stock Options. Notwithstanding anything in this Plan to the contrary, Incentive Stock Options shall be subject to the following additional rules and restrictions:
(i)No Participant may be granted an Incentive Stock Option if, at the time of the Award, he or she owns (after application of the rules in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or any Subsidiary unless: (A) the exercise price is at least 110% of the Fair Market Value of the underlying Shares as of the Grant Date; and (B) the Incentive Stock Option is not exercisable on or after the fifth (5th) anniversary of the Grant Date.
(ii)The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or any Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value exceeds $100,000, such number of Incentive Stock Options with an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as Nonqualified Options.
(iii)Incentive Stock Options may only be granted to employees of the Company or a Subsidiary. A Termination of Employment shall not occur unless and until an employee ceases employment with the Company and all Subsidiaries.
(iv)The foregoing provisions are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section

Exhibit 10.6
422 or any successor provisions. Any Incentive Stock Option which fails to comply with Section 422 of the Code is automatically treated as a Nonqualified Option appropriately granted under this Plan, provided that it otherwise meets the Plan’s requirements for Nonqualified Options.
(v)No Incentive Stock Option shall be granted on or after the tenth (10th) anniversary of the date this Plan was adopted by the Board.
Section 6.Stock Awards
(a)Nature of Stock Awards. Stock Awards may be granted under the Plan on such terms and conditions as the Committee may determine and may be settled in Shares, property, or cash, or a combination thereof, as determined by the Committee.
(i)Share Awards. Shares of unrestricted Common Stock or Restricted Stock are actual Shares issued to a Participant, which, as appropriate, are subject to stated restrictions on transferability and subject to forfeiture and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any book-entry registration or certificate issued in respect of Shares subject to a Stock Award shall be registered in the name of the applicable Participant and shall bear an appropriate legend or restriction referring to the terms, conditions, and restrictions applicable to such Award, in such form as the Committee may prescribe. The Committee may require that certificates evidencing such Shares be held in escrow by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Stock Award, the applicable Participant shall have delivered one or more stock powers, endorsed in blank and in such form as the Committee may prescribe, relating to the Common Stock covered by such Award.
(ii)RSUs. RSUs are not actual Shares issued to a Participant but are unsecured and unfunded promises to deliver a Share in the future, subject to the terms and conditions specified in the Award Agreement and shall be evidenced by the Award Agreement and in such other manner as the Committee may deem appropriate.
(iii)Stock Appreciation Rights. If the Committee grants a Stock Award that constitutes a Stock Appreciation Right or similar award the value of which is determined based on the increase, if any, in the Company’s Share price over the Term of the Award, then such Stock Appreciation Right shall have a grant price that is not less than the Fair Market Value of a Share on the applicable Grant Date (other than in the case of a Conversion Award) and shall have a Term not exceeding ten (10) years.
(b)Terms and Conditions. Stock Awards shall be subject to the following terms and conditions:
(i)Vesting. The Committee shall, prior to or at the time of grant, condition the vesting of a Stock Award that is not an Award of unrestricted Common Stock upon: (A) the continued service of the applicable Participant for a prescribed period or periods, (B) attainment of Performance Goals, or (C) both. Subject to the provisions of the Plan and the applicable Award Agreement, during the period vesting restrictions apply (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber any Stock Award, and any purported sale, assignment, transfer, pledge, or encumbrance shall be null and void.
(ii)Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, Stock Awards granted under the Plan shall vest no earlier than the first (1st) anniversary of the applicable Grant Date; provided, that the following Stock Awards shall not be subject to the foregoing minimum vesting requirement: (A) Conversion Awards; (B) Shares delivered in lieu of fully vested cash obligations; and (C) any additional Stock Awards the Committee may grant, up to a maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan pursuant to Section 3 (subject to adjustment under Section 3(c)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability, or a Change in Control, in the terms of the Award Agreement or otherwise.
(iii)Rights as a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, Participants who receive Awards of Restricted Stock and unrestricted Common Stock shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Stock Award, including, if applicable, the right to vote the Shares. In accordance with Section 11(d), holders of RSUs and Stock Appreciation Rights shall not have any of the rights of a holder with respect to any Shares subject to such Award unless and until such Shares are issued to the Participant. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise to comply with applicable law, an Award of Restricted Stock or RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Shares (“Dividend Equivalents”) during the

Exhibit 10.6
Restriction Period and until, in the case of RSUs, Shares are issued to the Participant in settlement of the RSUs. Dividend Equivalents may be settled in cash and/or Shares, as provided in the Award agreement, and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock or RSUs with respect to which paid. For the avoidance of doubt, no holder of an Option shall be entitled to Dividend Equivalents.
(iv)Issuance of Shares. If and when all applicable Performance Goals have been satisfied and the Restriction Period has expired without a prior forfeiture of the Stock Award, unlegended certificates (i.e., bearing only those legends which may appear on Common Stock certificates generally) or unrestricted book-entry registrations for such Shares shall be issued to Participant. Subject to Section 11(a), RSUs will be settled by issuance of Shares as soon as practicable following the time if and when all applicable Performance Goals have been satisfied and the Restriction Period has expired without prior forfeiture.
Section 7.Change in Control Provisions
(a)Impact of Event. In the event of a Change in Control (as defined below), except to the extent the Committee specifically provides otherwise in an Award Agreement or, in its discretion as provided in Section 3(c), grants or authorizes a substitute award, immediately upon the occurrence of a Change in Control:
(i)any Options outstanding which are not then exercisable and vested shall become fully exercisable and vested;
(ii)any Restricted Stock, RSUs, Stock Appreciation Rights, and other Stock Awards that are subject only to service-based vesting conditions shall become fully vested.
The treatment upon the occurrence of a Change in Control of any Award subject to Performance Goals, whether alone or together with service-based conditions, shall be as provided in the applicable Award Agreement or, if not so provided, determined by the Committee in its discretion.
The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate, provided that such adjustments and settlements are consistent with the Plan’s purposes and do not result in adverse taxation under Section 409A of the Code and related regulations.
(b)Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean any of the following events:
(i)during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;
(ii)any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) by a transfer from a family member or from a trust for the benefit of a family member; (F) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this paragraph (ii); or (G) resulting, directly or indirectly, from the sale or sales by members of the family of

Exhibit 10.6
Barbara P. Ruhlman, including, but not limited to, the lineal descendants of Thomas F. Peterson and their spouses and trusts for the benefit of any of the foregoing, with the prior consent of the Board;
(iii)the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
(iv)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
(c)Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, as determined by the Committee in its sole discretion, this Section 7 shall be applicable only in a manner and to the extent the Committee determines that its application would not trigger adverse tax consequences under Section 409A of the Code and related regulations.
Section 8.Section 16(b); Section 409A
(a)The provisions of this Plan are intended to ensure that no transaction under the Plan be subject to (as opposed to being exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to Section 16(b).
(b)It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and administered accordingly.
Section 9.Term, Amendment and Termination
(a)Effectiveness. The Plan was approved by the Board on February 5, 2025, subject to and contingent upon approval by the shareholders of the Company. The Plan will become effective as of the date of such approval by the Company’s shareholders (the “Effective Date”). Following the Effective Date, no further awards will be made pursuant to the Prior Plan.

Exhibit 10.6
(b)Termination. The Plan will terminate on the date immediately preceding the tenth (10th) anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
(c)Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially and adversely affect the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable rules of law or to avoid adverse taxation, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders (i) to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange, (ii) to the extent such amendment would materially increase the benefits accruing to Participants under the Plan, (iii) to the extent such amendment would increase the number of Shares which may be subject to Awards under the Plan, other than as permitted by Section 3(c), or (iv) to the extent such amendment would materially modify the requirements for participation in the Plan.
(d)Amendment of Awards. Subject to Section 5(b) and the requirements of applicable law, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without such Participant’s consent, materially and adversely affect the rights of such Participant with respect to such Award, except such an amendment made to cause the Plan or Award to comply with or avoid penalties under applicable law, stock exchange rules or accounting rules.
Section 10.Unfunded Status of Plan
It is intended that the Plan constitute an “unfunded” plan under the Code. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding the foregoing, no trust or other funding which shall be transferred or located outside of the United States if the assets would be treated as property transferred in connection with the performance of services for purposes of Section 83 of the Code.
Section 11.General Provisions
(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Company shall not be required to issue any Shares or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing, or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares by the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion with the benefit of the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion with the benefit of the advice of counsel, determine to be necessary or advisable.
(b)Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees, officers, directors, or consultants.
(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee or the services to be provided by any independent contractor at any time.
(d)No Shareholder Rights. Except as otherwise provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Shares are issued to the Participant.
(e)Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income, employment, or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory

Exhibit 10.6
to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise provided in an Award Agreement or by the Committee, withholding obligations may be satisfied by withholding or surrendering Shares that are part of the Award that gives rise to the withholding obligation having a Fair Market Value on the date of withholding equal to the amount the Committee determines is necessary to satisfy all applicable tax obligations, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant under this Plan or otherwise. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
(f)Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom, or to which, any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after his or her death, may be exercised.
(g)Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, enlist the assistance of such Subsidiary with the administration of such Award pursuant to the provisions of the Plan.
(h)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with federal law and the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(i)Non-Transferability. Except as otherwise provided in Section 5(g) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
(j)Foreign Employees and Foreign Law Considerations. Notwithstanding anything in this Plan to the contrary, the Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(k)Forfeiture; Recoupment. The Committee hereby reserves the right to repayment or recovery of any Award, including any Shares subject to or issued under any Award or the value received pursuant to any Award, as appropriate, notwithstanding any contrary provision of the Plan, in accordance with any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time or as required by any applicable law or regulation or the standards of any Applicable Exchange. The Committee may also specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause or other conduct by the Participant that is materially detrimental to the business or reputation of the Company.